Exhibit 10.4(e)

CONTINUING GUARANTY

(this “Guaranty”)

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to Energy West, Incorporated, a Montana corporation (the “Borrower”) and each of the undersigned Subsidiaries of Borrower (each of the undersigned and each other Person who joins this Guaranty as a “Guarantor” pursuant to a joinder agreement in form and substance reasonably satisfactory to the Agent (as hereinafter defined) are each sometimes referred to herein individually as a “Guarantor” and collectively as the “Guarantors”), by BANK OF AMERICA, N.A. (“Bank of America”) and the other Lenders (as hereinafter defined) pursuant to that certain Amended and Restated Credit Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, Bank of America, in its capacity as administrative agent (in such capacity, “Agent”) for the Lenders (as hereinafter defined), and the financial institutions from time to time party thereto as lenders (each a “Lender” and collectively the “Lenders), each Guarantor hereby furnishes its guaranty of the Guaranteed Obligations (as hereinafter defined) as follows:

1. Guaranty. Each Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, subject to the Liability Cap (defined below) of any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees indemnities, damages, costs, expenses or otherwise, of the Borrower to Agent and the Lenders under the Credit Agreement and the other Loan Documents, including, but not limited to all “Obligations” (as defined in the Credit Agreement) (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by Agent and the Lenders in connection with the collection or enforcement thereof), and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against a Guarantor or the Borrower under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”), and including interest that accrues after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations”); provided, however, notwithstanding anything to the contrary set forth herein, the maximum aggregate liability of the Guarantors hereunder shall in no event exceed $4,000,000 (the “Liability Cap”). The Agent’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor and conclusive, absent manifest error, for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing, save and except for the defense of payment to the extent, and solely with respect to, amounts that have been indefeasibly paid, and required obligations that have been performed, in each case, in full in accordance with the Credit Agreement.

2. No Setoff or Deductions; Taxes; Payments. Each Guarantor represents and warrants that it is organized and resident in the United States of America. Each Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless such Guarantor is compelled by law to make such deduction or withholding. If any such obligation (other than one arising with respect to taxes based on or measured by the income or profits of the Lenders) is imposed upon a Guarantor with respect to any amount payable by it hereunder, the Guarantors will pay to the Lenders, on the date on which such amount is due and payable hereunder, such additional amount in U.S. dollars as shall be necessary to enable Agent and the Lenders to receive the same net amount which Agent and/or any of the Lenders would have received on such due date had no such obligation been imposed upon the Guarantors. Each Guarantor will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by such Guarantor hereunder. The obligations of the Guarantors under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty. At the Agent’s and the Lenders’ collective option, all payments under this Guaranty shall be made in the United States. The obligations hereunder shall not be affected by any acts of any legislative body or governmental authority affecting the Borrower or any other Guarantor, including but not limited to, any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of the Borrower’s or any other Guarantor’s property, or by economic, political, regulatory or other events in the countries where the Borrower or any other Guarantor is located.

3. Rights of Lenders. Each Guarantor consents and agrees that the Agent and/or the Lenders, may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Agent or the Lenders, in their respective sole discretion, may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

4. Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other Guarantor or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Agent or any Lender) of the liability of the Borrower; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to require the Agent or any Lender to proceed against the Borrower or any other Guarantor or any other guarantor, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in the Agent’s or any Lender’s power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Agent or any Lender; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties; provided, subject to the Liability Cap, the foregoing shall not constitute a waiver of the defense of payment to the extent, and solely with respect to, amounts that have been indefeasibly paid, and required obligations that have been performed, in each case, in full, in accordance with the Credit Agreement.

Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

5. Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not a Borrower, any other Guarantor or any other person or entity is joined as a party.

6. Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and any commitments of Agent and the Lenders or facilities provided by the Agent and the Lenders with respect to the Guaranteed Obligations are all terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

7. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and any commitments of the Agent and the Lenders or facilities provided by the Agent and the Lenders with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of Borrower, a Guarantor or any other Guarantor is made, or the Agent and the Lenders exercise their right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or any Lender in their respective discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not Agent or any Lender is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

8. Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to such Guarantor as subrogee of the Agent or any Lender or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations. If the Agent or any Lender so requests, any such obligation or indebtedness of the Borrower to such Guarantor shall be enforced and performance received by such Guarantor as trustee for the Agent and the Lenders and the proceeds thereof shall be paid over to the Agent on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty.

9. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against any Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantors immediately upon demand by the Agent or the Lenders.

10. Expenses. Each Guarantor shall pay on demand all out-of-pocket expenses (including attorneys’ fees and expenses and the allocated cost and disbursements of internal legal counsel) in any way relating to the enforcement or protection of the Agent’s or a Lender’s rights under this Guaranty or in respect of the Guaranteed Obligations, including any incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection or enforcement of any rights of the Agent or any Lender in any proceeding any Debtor Relief Laws. The obligations of each Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

11. Miscellaneous. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Agent and the Guarantors. No failure by the Agent or any Lender to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Agent and the Guarantors in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by any Guarantor for the benefit of the Agent or any Lender or any term or provision thereof.

12. Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower, each other Guarantor and any other guarantor such information concerning the financial condition, business and operations of Borrower, any such other Guarantor and any such other guarantor as such Guarantor requires, and that neither the Agent nor any Lender has any duty, and such Guarantor is not relying on the Agent or any Lender at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Borrower, any other Guarantor or any other guarantor (each Guarantor waiving any duty on the part of the Agent or any such Lender to disclose such information and any defense relating to the failure to provide the same).

13. Setoff. If and to the extent any payment is not made when due hereunder, the Agent and the Lenders may setoff and charge from time to time any amount so due against any or all of each Guarantor’s accounts or deposits with the Agent or such Lender.

14. Representations and Warranties. Each Guarantor represents and warrants that (a) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; (c) the making and performance of this Guaranty does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected; and (d) except as expressly set forth on Schedule 5.03 to the Credit Agreement, all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect.

15. Indemnification and Survival. Without limitation on any other obligations of any Guarantor or remedies of the Agent or any Lender under this Guaranty, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Agent and each Lender from and against, and shall pay on demand, any and all damages, losses, liabilities and expenses (including reasonable attorneys’ fees and reasonable expenses and the reasonable allocated cost and disbursements of internal legal counsel) that may be suffered or incurred by the Agent or such Lender in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, other than with respect to any and all damages that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of Agent or such Lender. The obligations of each Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

16. GOVERNING LAW; Assignment; Jurisdiction; Notices. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Guaranty shall (a) bind each Guarantor and its respective successors and assigns, provided that no Guarantor may assign its rights or obligations under this Guaranty without the prior written consent of the Agent (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of each of the Agent and the Lenders and their respective permitted successors and assigns and the Agent and any Lender may, without notice to any Guarantor and without affecting any Guarantor’s obligations hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guaranty, in whole or in part. Each Guarantor hereby irrevocably (i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in the State of New York, New York County or the Southern District of New York in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by the Agent in connection with such action or proceeding shall be binding on each Guarantor if sent to such Guarantor by registered or certified mail at its address specified below or such other address as from time to time notified by such Guarantor. Each Guarantor agrees that the Agent an each Lender may disclose to any permitted assignee of or permitted participant in, or any prospective assignee of or participant in, any of its rights or obligations of all or part of the Guaranteed Obligations any and all information in the Agent’s or such Lender’s possession concerning the Guarantors, this Guaranty and any security for this Guaranty. All notices and other communications to the Guarantors under this Guaranty shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to the applicable Guarantors at the address set forth below or at such other address in the United States as may be specified by a Guarantor in a written notice delivered to the Agent at such office as the Agent may designate for such purpose from time to time in a written notice to the Guarantors.

17. WAIVER OF JURY TRIAL; FINAL AGREEMENT. TO THE EXTENT ALLOWED BY APPLICABLE LAW, EACH GUARANTOR AND THE AGENT EACH IRREVOCABLY WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE GUARANTEED OBLIGATIONS. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

18. Negative Pledge. Each Guarantor hereby: (i) unconditionally agrees that, until such time as all Guaranteed Obligations shall have been paid in full in cash (other than any contingent indemnification obligations) and the Aggregate Commitments shall have terminated or expired, such Guarantor will not, without the Agent’s prior written consent, create, incur, assume, or suffer to exist, (a) any Indebtedness of any kind (and will not assume, guarantee or endorse, or otherwise become directly or contingently liable in respect of, any Indebtedness other than pursuant to this Guaranty) or (b) any Lien of any nature, upon or with respect to any right, title, or interest which it may now or in the future have in any real property, now owned or hereafter acquired, including without limitation, such Guarantor’s Property, other than Indebtedness and Liens permitted under Sections 7.01 and 7.03 of the Credit Agreement, respectively; (ii) represents and warrants to Agent as of the date of this Guaranty that (a) such Guarantor is not obligated on or liable for any Indebtedness (and has not agreed to guarantee or is otherwise contingently liable for any Indebtedness) other than Indebtedness permitted under Section 7.03 of the Credit Agreement (b) there are no Liens or other encumbrances upon any of such Guarantor’s Property, other than Liens permitted under Section 7.01 of the Credit Agreement; and (iii) covenants and agrees that, until such time as all Guaranteed Obligations shall have been paid in full in cash (other than any contingent indemnification obligations) and the Aggregate Commitments shall have terminated or expired, such Guarantor will (a) not execute in favor of any other person or entity a negative pledge agreement (or other similar document or instrument) covering all or any portion of such Guarantor’s Property and (b) preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises material to its business and comply with all laws except to the extent that failure to maintain or comply therewith would not in the aggregate reasonably be expected to have a Material Adverse Effect.

19. Reserved.

20. Foreign Currency. If the Agent or any Lender so notifies the Guarantors in writing, at the Agent’s or such Lender’s sole and absolute discretion, payments under this Guaranty shall be the U.S. Dollar equivalent of the Guaranteed Obligations or any portion thereof, determined as of the date payment is made. If any claim arising under or related to this Guaranty is reduced to judgment denominated in a currency (the “Judgment Currency”) other than the currencies in which the Guaranteed Obligations are denominated or the currencies payable hereunder (collectively the “Obligations Currency”), the judgment shall be for the equivalent in the Judgment Currency of the amount of the claim denominated in the Obligations Currency included in the judgment, determined as of the date of judgment. The equivalent of any Obligations Currency amount in any Judgment Currency shall be calculated at the spot rate for the purchase of the Obligations Currency with the Judgment Currency quoted by the Agent or such Lender’s in the place of the Agent’s or such Lender’s choice at or about 8:00 a.m. on the date for determination specified above. Each Guarantor shall indemnify the Agent and each Lender and hold the Agent and each Lender harmless from and against all loss or damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment thereof by a Guarantor or any failure of the amount of any such judgment to be calculated as provided in this paragraph.

21. Joint and Several. At such time, if ever, that there is more than one Guarantor party hereto, the obligations, covenants and agreements of Guarantors hereunder shall be the joint and several obligations, covenants and agreements of each Guarantor, whether or not specifically stated herein.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Executed this 20th day of September, 2012.

GUARANTORS:

ENERGY WEST WYOMING, INC., a Wyoming corporation

By:	/s/ Kevin Degenstein
Name:	Kevin Degenstein
Title:	President and Chief Operating Officer

Address:
c/o Energy West, Incorporated
No. 1 First Avenue South
Great Falls, MT 59401
P.O. Box 2229

Guaranty (Wyoming)